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                                                             Exhibit 99.B.(o)(2)

                                   SCHEDULE A
                                     TO THE
                                      18F-3
                               MULTIPLE CLASS PLAN
                           AMENDED SEPTEMBER 17, 2003

                           SEI ASSET ALLOCATION TRUST

                                      FUND


Diversified Conservative Fund
Diversified Conservative Growth Fund
Diversified Moderate Growth Fund
Diversified Growth Fund
Diversified U.S. Stock Fund
Defensive Strategy Fund
Tax-Managed Defensive Strategy Fund
Conservative Strategy Fund
Tax-Managed Conservative Strategy Fund
Moderate Strategy Fund
Tax-Managed Moderate Strategy Fund
Aggressive Strategy Fund
Tax-Managed Aggressive Strategy Fund
Core Market Strategy Fund (Broad Market Core Fund)
Tax-Managed Core Market Strategy Fund (Tax-Managed Broad Market Core Fund) Market Growth Strategy Fund (Broad Market Growth Fund)
Tax-Managed Market Growth Strategy Fund (Tax-Managed Broad Market Growth Fund)